UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2009

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (zip code)

(310) 461-3559
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                            Other Events

On August 5, 2009, Yasheng Eco-Trade Corporation (the ”Company”) together with Yasheng Group, a California corporation (“Yasheng” and together with the Company, the “Yasheng Parties”) entered a Memorandum of Understanding (“MOU”)with Pfau, Pfau & Pfau LLC (“Pfau”) a Florida limited liability company for the purpose of creating a joint venture for the development and operation of three properties owned by Pfau.  The Company received Pfau’s countersigned MOU on August 16, 2009.  Pfau owns three properties including (i) approximately 28,000 acres in Southeastern San Benito County, California which includes approximately 12,000 acres designated and planned by Pfau for olive trees, an olive oil milling and bottling plant and potential oil wells (nine wells exiting on the property, where only one well is producing), (ii) approximately 45 acres in Kona, Hawaii which is planned to be developed by Pfau into a coffee plantation and (iii) approximately 502 acres in San Marcos, California planned to be developed by Pfau into about 750 residences and an off-site 1.5 million square feet of commercial/mixed use land.

The intentions of the parties to this proposed joint venture are (i) to re-finance the existing liens to provide that the new loans in the approximate amount of $50 million (the “New Loan”), which debt can be serviced through the proceeds generated from the properties, and (ii) to obtain financing (a development line of credit in the additional amount of $85 million) (the “Line of Credit”) for further implementation of the Pfau properties’ agricultural, crude oil and residential development.

Pfau members shall deposit into an escrow account 50% ownership of Pfau, which will be released to the Yasheng Parties upon the funding and the release of any existing liens on Pfau and its properties.  In return for the 50% ownership of Pfau, Yasheng Parties will  guaranty the New Loan and the Line of Credit, if needed, , subject to acceptance by the Yasheng Parties of the terms and conditions of the funding.   Pfau will allow Yasheng Parties to use its collateral to obtain the New Loan and the Line of Credit.

As Pfau is has filed for Chapter 11 protection with the U.S. Bankruptcy Court for the Southern District of California (case # is 08-12840-PB11), it is intended that the signing of the MOU or the Yasheng Parties ownership of 50% of Pfau, will in no way subject the Yasheng Parties or any of their officers or directors to liability to the existing creditors of Pfau or to any third party. As such any funding obtained by Yasheng Parties, if at all, and the execution of definitive joint venture documents, will be subject to Court approval

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yasheng Eco-Trade Corporation

Dated: August 19, 2009	By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer